EXHIBIT 4.31

Subscription No.:

______________________

Offeree:

______________________

FORM OF SUBSCRIPTION PACKAGE

Private Placement of 20 Units at $50,000 per Unit

Each Unit consisting of

$50,000 principal amount of 12% Subordinated Notes

and

31,250 Common Stock Purchase Warrants

Minimum Subscription: One Unit

________, 2008

SUBSCRIPTION INSTRUCTIONS

(Please Read Carefully)

NO PERSON WILL BE ACCEPTED AS A PURCHASER PRIOR TO THE CLOSING OF THE OFFERING. THE COMPANY AND THE PLACEMENT AGENT EACH RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, OR TO ALLOT TO ANY PROSPECTIVE PURCHASER FEWER THAN THE NUMBER OF UNITS SUBSCRIBED FOR BY SUCH PURCHASER. ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND MUST NOT BE RELIED UPON.

Baywood International, Inc., a Nevada corporation (the "Company"), is hereby offering (the "Offering") units (the "Units") each comprised of $50,000 principal amount of 12% Subordinated Notes (the "Notes") and common stock purchase warrants (the "Warrants") exercisable for an aggregate of 31,250 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company. The purchase price per Unit (the "Purchase Price") shall be US $50,000 per Unit. The exercise price of the Warrant shall be $0.80 per share of Common Stock, subject to adjustment.  Each subscription must be for a minimum of one Unit unless the Company and Northeast Securities, Inc., as placement agent (the "Placement Agent"), in their sole discretion, permit subscriptions for 1/2 Unit.

I.

This Subscription Booklet contains all of the materials necessary for you to purchase the Units. This material is arranged in the following order:

•

Subscription Agreement

•

Investor Questionnaire. A questionnaire designed to enable you to demonstrate that you meet the minimum legal requirements under federal and state securities laws to purchase the Units.

•

A form of the 12% Subordinated Promissory Note

•

A form of the common stock purchase warrant

II.

You must complete and sign the Subscription Agreement and the Investor Questionnaire. Once completed, please return the entire Subscription Booklet and any additional required documents (as described in the Questionnaire) to the Placement Agent at the following address:

Northeast Securities, Inc.

Attention:  David Tsiang

100 Wall Street, 8th Floor

New York, NY   10005

In addition, questions regarding completion of subscription documents should be directed to Mr. Tsiang at the above address, telephone: (212) 607-5406.

III.

The Purchase Price may be made by either check or by wire transfer.

The wire instructions are:

Bank Name: Wells Fargo Bank, N.A.

Bank Address: 8601 North Scottsdale Road, Suite 250, Scottsdale, AZ  85253

ABA Number:  121000248

Account Name:  Baywood International, Inc.

Account Number: 070-3289561

Company Contact:  Neil Reithinger / (480) 951-3956 x 120

Bank Contact:  Rachael Montoya-Blanco / (480) 348-5112

Checks should be made payable to Baywood International, Inc., and sent to the following address:

Baywood International, Inc.

Attention: Neil Reithinger, President and CEO

14950 North 83rd Place, Suite 1

Scottsdale, AZ 85260

DO NOT SEND CHECKS TO THE PLACEMENT AGENT.

If you are a foreign person or foreign entity, you may be subject to a withholding tax on dividends paid by the Company. In order to eliminate or reduce such withholding tax, you may submit a properly executed Internal Revenue Service Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Internal Revenue Service Form 1001 (Ownership Exemption or Reduced Rate Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

PLEASE PRINT CLEARLY IN INK OR TYPE ALL INFORMATION.

FAILURE TO COMPLY WITH THE ABOVE INSTRUCTIONS WILL CONSTITUTE AN INVALID SUBSCRIPTION, WHICH, IF NOT CORRECTED, WILL RESULT IN THE REJECTION OF YOUR SUBSCRIPTION REQUEST. EVEN IF CORRECTED, THE DELAY MAY RESULT IN (1) THE ACCEPTANCE OF PURCHASERS WHOSE SUBSCRIPTION BOOKLETS WERE INITIALLY RECEIVED BY THE PLACEMENT AGENT AFTER YOURS OR (2) THE OFFERING BEING CLOSED WITHOUT YOUR SUBSCRIPTION REQUEST BEING CONSIDERED BY THE COMPANY.

SUBSCRIPTION AGREEMENT

FOR

BAYWOOD INTERNATIONAL, INC.

Baywood International, Inc., a Nevada corporation (the “Company”), and ____________________________________ (“Investor”), in consideration of the mutual promises contained in this Subscription Agreement (this “Agreement”) and the performance and payment described in this Agreement, the sufficiency of which is hereby acknowledged, mutually agree as follows:

1.

Subscription.  (a) Investor hereby subscribes for and offers to purchase units of the Company’s securities described below in exchange for the consideration set forth on the signature page below.  Each unit consists of (i) $50,000 principal amount of 12% Subordinated Notes (the “Notes”) and (ii) 31,250 five-year warrants to purchase shares of common stock, $0.001 par value per share, of the Company (each a “Warrant,” collectively the “Warrants” and together with the Notes, the “Securities”).  The minimum investment shall be $50,000. At the Company’s discretion, Investor may purchase a ½ Unit. The definitive terms for the Securities shall be set forth in (x) the Note; and (y) the Warrant (together with this Agreement, the “Definitive Agreements”).

(b)

Upon execution and delivery hereof, the Investor shall deliver to the Company either a check or evidence that a wire transfer has been made to the Company in accordance with the instructions set forth in the cover page of this Agreement, in the full amount of the purchase price of the Securities for which the Investor is subscribing (the “Payment”).

(c)

Upon receipt by the Company of the Payment for Securities to be purchased hereunder by Investor, the Investor will be registered on the books and records of the Company as the record owner of the securities underlying the Securities so purchased and the Company shall deliver to the Investor final, executed copies of the Definitive Agreements.

(d)

The Company has agreed to pay NESC, as placement agent of this offering, an amount equal to seven percent (7%) of the gross proceeds received by the Company from the offering of the Securities.  The Company has also agreed to reimburse NESC for certain out-of-pocket expenses incurring in connection with this offering, up to a maximum amount of $15,000.  The Company shall also pay other expenses associated with completing this offering, including without limitation expenses of its counsel and expenses incurred in the qualification of the Securities under the blue sky laws of the states where the Securities will be offering and sold.

2.

Representations and Warranties of Investor.  Investor hereby represents and warrants to the Company and NESC as follows:

(a)

Investor has full power and authority to enter into this Agreement and the other Definitive Agreements, and such agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law)

(b)

Investor is experienced in evaluating and investing in securities such as the Securities and in companies such as the Company.  Investor has substantial knowledge regarding, and experience in, financial and business matters, including knowledge and experience in investing in and evaluating private placement transactions of securities in companies similar to the Company.  Investor is capable of evaluating the risks and merits of its investment in the Securities and in the Company and has the capacity to protect his, her or its own interests.  Investor has been furnished all information it has requested to enable it to evaluate the merits and risks of an investment in the Securities and in the Company.

(c)

Investor is acquiring the Securities for investment for his, her or its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing the Securities.  By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Investor understands that as of the date of this Agreement the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Investor will not sell or distribute the Securities, except in compliance with applicable securities laws.

(d)

Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances.  In the absence of an effective registration statement covering the Securities (or any securities of the Company issued upon conversion thereof) or an available exemption from registration under the Securities Act, the Securities (and any securities of the Company issued upon conversion thereof) must be held indefinitely.  Investor further represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including the Rule 144 condition that current information about the Company be available to the public.

(e)

Investor has read, understood, and is familiar with the Definitive Agreements, and has had an opportunity to discuss in detail the Company’s business, management and financial affairs with, and to ask questions of, the Company’s managers and employees with regard to the Company, its businesses and other information relevant to Investor, and has reviewed all documents and records of the Company which the Company has provided in response to Investor’s request and has had an opportunity to request and review all documents necessary to fully evaluate the investment decision.  In this regard, Investor understands that while NESC will receive compensation in connection with such offering, it is not guaranteeing or assuming any responsibility for compliance by the Company of the terms of the offering of the Securities or the Definitive Agreements.

(f)

Investor is financially able to bear the economic risk of investment in the Securities, including a total loss of investment.  Investor has adequate means of providing for its current needs and has no need for liquidity in its investment in the Securities and has no reason to anticipate any material change in its financial condition in the foreseeable future.  Investor understands that the acquisition of the Securities is an investment involving a risk of loss and there is no guarantee that Investor will realize any gain from such investment, and that he, she or it could lose the total amount of such investment.  Investor understands that neither the Securities and Exchange Commission (the “SEC”) nor any other U.S. federal or state agency has reviewed the proposed offering of Securities or made any finding or determination of fairness of the offering of Securities or any recommendation or endorsement of such investment.

(g)

No representations or warranties have been made to Investor by the Company, NESC or any of their respective agents, managers, employees or affiliates, except for those representations and warranties of the Company set forth in this Agreement or the Definitive Agreements, and in entering into the present transaction Investor is not relying on any information, other than from the results of independent investigation by Investor and as contained in such agreements. Investor understands that the Securities are being offered to him, her or it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Securities.

(h)

Investor has its principal residence in the state or jurisdiction set forth on the signature page to this Agreement, and the address and social security number or federal tax identification number, if any, set forth below is the true and correct address and social security number or federal tax identification number of Investor.  Investor has no present intention of becoming a resident of another state or jurisdiction.

(i)

Investor has accurately and fully completed the Investor Questionnaire, which is incorporated in this Agreement by this reference.  Investor represents that the information contained in the Investor Questionnaire is complete and accurate and may be relied upon by the Company and its officers, directors, and control persons, as well as NESC.  Investor hereby covenants to notify the Company and NESC immediately of any material change in any of the information contained in the Investor Questionnaire.

(j)

Investor understands that his, her or its subscription for the Securities is subject to acceptance by the Company, in whole or in part, and understands that his, her or its subscription offer may not be withdrawn or revoked.  Further, Investor understands that there is no minimum amount of investment required in the Company’s offering of the Securities and, accordingly, the Company might elect to accept and close the purchase contemplated by this Agreement even if no minimum amount of Securities is sold.

(k)

Investor is an “accredited investor,” as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act, as currently in effect, and under state securities or “blue sky” laws.

(l)

Investor understands that it shall not be entitled to seek any remedies with respect to its purchase of Securities from any party other than the Company.

3.

Security Certificate Restrictions.  All certificates representing Securities subject to this Agreement shall bear a legend in substantially the following form:

“NEITHER THE SECURITIES REPRESENTED HEREBY NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

4.

Representations and Warranties of the Company.   The Company hereby represents and warrants to Investor as follows:

(a)

The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business, and is in good standing as a foreign company, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all company power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is presently engaged.

(b)

There are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, self-regulatory organization or body or governmental agency to which the Company is a party or of which any property or assets of any of the Company is subject which, if determined adversely to the Company, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition or prospects (financial or other) of the Company (a “Material Adverse Effect”), and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any person, entity or governmental authority except as otherwise disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

(c)

The Company has all necessary company power and authority to execute, issue and deliver the Securities and all common stock underlying and issuable upon exercise of the Warrants (the “Warrant Shares”); the Securities have been duly and validly authorized, and, when the Warrant Shares are duly issued and delivered to the Investor in accordance with the terms of the applicable Warrant, the Warrant Shares will be duly and validly authorized and issued, fully paid and non-assessable and will be free and clear of any preemptive rights and liens.

(d)

The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Definitive Agreements to which it is a party, and to perform its obligations hereunder and thereunder, to issue the Securities and the Warrant Shares and to consummate the Closing.

(e)

This Agreement and each of the other Definitive Agreements has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Company, assuming that such Definitive Agreements are or will be the valid and binding agreements of the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(f)

The Company is not currently (i) in violation of its Articles of Incorporation or By-laws or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except, in the case of clause (ii), the Company’s obligations under any indebtedness owed to Vineyard Bank as of December 31, 2007 where there is $3,921,000 outstanding of which $3,338,000 is reflected as currently due and where the Company is in technical default but where Vineyard Bank has not demanded payment under these obligations.

(g)

The financial statements, including the related notes and supporting schedules, included in the Company’s filings with the SEC comply in all material respects with the applicable accounting requirements of the SEC and present fairly the financial condition, results of operations and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved.

(h)

None of the materials provided by the Company to the Investor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)

Since December 31, 2006, the Company has filed all reports, schedules, statements and other documents required to be filed by it with the SEC.  Such documents, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”); and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)

The execution, delivery and performance by the Company of this Agreement and the other Definitive Agreements, the performance of the obligations of the Company hereunder and thereunder, the issuance of the Securities and the Warrant Shares, and the consummation of the closing of this offering will not, as of the Closing, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Company’s Articles of Incorporation or By-laws or any statute or any order, rule or regulation of any court or governmental agency or body having applicable to or jurisdiction over the Company or any of its respective properties or assets, (iii) result in the imposition or creation of (or the obligation to create or impose) any lien under any agreement or instrument to which the Company is a party or by which any of the Company or its properties or assets are bound or (iv) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an “Authorization”) of the Company or any other impairment of the rights of the holder of any such Authorization, except, in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)

No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Definitive Agreements by the Company, the issuance of the Securities and the Warrant Shares, the performance of the obligations of the Company hereunder and thereunder and the consummation of the closing of the transactions contemplated hereby and thereby.

(l)

The capitalization of the Company outstanding immediately prior to the Closing is set forth on Exhibit A hereto.  No capital stock of the Company or capital stock of the Company issuable upon exercise or exchange of any outstanding options, warrants or rights, are subject to any preemptive rights, rights of first refusal or other rights to purchase capital stock of the Company (whether in favor of the Company or any other person).

(m)

Related Party Transactions.  Investor understands that O. Lee Tawes, III, a shareholder and member of the Board of Directors of the Company, is an employee of NESC and may also make an investment in Securities. Mr. Tawes will buy the securities at the same price and on the same terms as other Investors.

5.

Further Agreement by the Company.  In addition to the other agreements of the Company in this Agreement, the Company agrees to conduct this offering of Securities in compliance with the requirements of Regulation D under the Securities Act and not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities to the Investor in a manner that would require the registration of any such sale of any of the Securities under the Securities Act.

6.

Registration Rights.

(a)

Piggy-Back Registration Rights. If, at any time, the Company shall determine to proceed with the preparation and filing of a registration statement, in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other similar limited purpose form), the Company will give written notice of its determination to the Investor at the address provided by the Investor on the signature page to this Agreement.  Upon receipt of a written request from the Investor within five (5) calendar days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Warrant Shares to the extent requested by the Investor, to be included in such registration statement (the “Registration Statement”), all to the extent required to permit the resale or other disposition by the Investor of such Warrant Shares.  If any registration pursuant to this Section 6(a) shall be underwritten in whole or in part, the Company may require that the Warrant Shares, requested for inclusion pursuant to this Section 6(a) (to the extent issued) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  In the event that the Warrant Shares requested for inclusion pursuant to this Section 6(a) together with any other shares would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of Warrant Shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the Company will include in such registration the number of the Investors’ Warrant Shares which is pro rata, based on the number of securities which in the opinion of such underwriters can be sold and on the number of securities which all Investors request be included in the registration.  The obligation of the Company under this Section 6(a) shall be unlimited as to the number of Registration Statements to which it applies however, in no event, shall the Company have any registration obligations five years after the execution of this Agreement.  The Company shall not be obligated to register any Warrant Shares that the Investor can sell pursuant to Rule 144 without volume restrictions.

(b)

Registration Procedures.  At its expense, the Company will:

i.

Use its best efforts to keep such registration effective until the earlier of (i) 24 months from its filing date and (ii) the date all Warrant Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Investors (the “Effectiveness Period”);  provided, however, that (i) such Effectiveness Period shall be extended for a period of time equal to the period the Investor refrains from selling any Warrant Shares included in such registration at the request of an underwriter of securities of the Company or at the request of the Company or a Trading Market, defined herein to mean any the market or exchange on which our common stock is listed or quoted for trading on the date in question, and (ii) in the case of any registration of securities on Form S-3 or comparable successor form which are intended to be offered on a continuous or delayed basis, such Effectiveness Period shall be extended, if necessary, to keep the Registration Statement effective until all securities are sold, provided that applicable rules and regulations under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (x) and (y) hereof to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement;

ii.

Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such Registration Statement;

iii.

Make available to each Investor and its designated legal counsel (i) promptly after the same is prepared and filed with the Commission, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as each Investor may reasonably request in order to facilitate the resale of the Warrant Shares owned by such Investor;

iv.

Notify each Investor at any time of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of such Investor, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to such Investor, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

v.

Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof; and

vi.

Hold in confidence and not make any disclosure of information concerning each Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules and regulations of any applicable Trading Market, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement; and, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor and, at its expense, undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

7.

Headings.  Paragraph headings are not to be considered as part of this Agreement, are included solely for convenience, and are not intended to be full or accurate descriptions of the contents thereof.

8.

Construction.  Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of one gender may be construed as denoting such other gender as is appropriate.  The word including (and variations thereof) is used in an illustrative sense rather than a limiting sense.

9.

Succession and Assignment.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party may assign this Agreement or any of their rights, interests or obligations in this Agreement without the prior written consent of the other party.

10.

Notices.  All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered, sent by facsimile, or sent by registered or certified mail or Federal Express or other nationally recognized overnight delivery service.  Any notices shall be deemed given upon the earlier of the date when received at, the day when delivered via facsimile or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address set forth below, unless such address is changed by notice to the other party hereto:

To the Company:

Baywood International, Inc.

14950 North 83rd Place

Suite 1

Scottsdale, Arizona 85260

Attn: Chief Executive Officer

Facsimile: (480) 483-2168

To the Investor:  As set forth on the signature page hereto.

11.

Governing Law, etc.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within such State, without regard to principles of conflicts of law.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Notwithstanding any provision hereof to the contrary, if any dispute arises regarding this Agreement, the prevailing party shall, in addition to any other relief to which it is entitled, be entitled to an aware of its reasonable attorneys’ fees and all of its other reasonable costs incurred in connection with such dispute.

12.

Severability.  Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement.  In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

13.

Amendments and Waivers.  No amendment of any provision of this Agreement will be valid unless it is in writing and is signed by the parties.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or will affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

14.

Entire Agreement.  This Agreement including the Investor Questionnaire, which is incorporated in and constitutes a part of this Agreement, contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter.

15.

Counterparts.

This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.  A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

[Signature page follows]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

.

Date: _________ __, 2008

.

Consideration/Principal Amount of Notes: $__________________ in cash (must be at least $50,000).

Investor represents that:

(a)

the representations and warranties contained in this Agreement are complete and accurate and may be relied upon by the Company, and

(b)

Investor will notify the Company immediately of any change in any of such representations and warranties, as well as any change to the information contained in this signature page and in the Investor Questionnaire accompanying this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement and executed the Investor Questionnaire attached hereto on this __ day of ________, 2008.

Signature of Investor	Taxpayer Identification or
Social Security Number

Name and Residence Address	Mailing Address if Different
(Post Office Address Not Acceptable)	from Residence Address
(Post Office Address is Acceptable)

Type of Ownership (check one):

Individual Ownership

Community Property (each spouse must sign)

Joint Tenants with Right of Survivorship (all sign)

Tenants in Common (all sign)

Trust*

Partnership*

Corporation*

S Corporation*

C Corporation*

Other (please specify type of entity	___________________________)*

* Documents authorizing Subscriber to make investment on behalf of entity must accompany subscription.

ACCEPTANCE

This Subscription Agreement between Investor and Baywood International, Inc. is hereby accepted as of ___________, 2008.

BAYWOOD INTERNATIONAL, INC.

By:
Name:
Title:

EXHIBIT A

CAPITALIZATION TABLE

Type of Security	Total Outstanding

Total common shares:	6,642,414
Total Warrants:	3,392,707
Total potential inflow from exercise of Warrants:	$ 2,024,200
Total Options:	1,416,000
Total potential inflow from exercise of Options:	$ 1,548,450
Total Preferred Class A shares:	35,000
Total Preferred Class A shares converted into Common shares:	1,750
Total Preferred Class H shares:	23,558
Total Preferred Class H shares converted into Common shares:	58,895
Total Preferred Class I shares:	535,000
Total Preferred Class I shares converted into Common shares:	6,687,500
Total convertible notes:	$ 600,000
Total convertible notes converted into Common share:	600,000
Total fully Diluted shares of common stock outstanding:	18,799,266